UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 25, 2006

AMEREN CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

(d) On August 25, 2006, the Board of Directors of Ameren Corporation (“Ameren”) elected Jack D. Woodard to fill a vacancy on the Board. No arrangement or understanding exists between Mr. Woodard and Ameren, or to Ameren’s knowledge, any other person or persons pursuant to which Mr. Woodard was selected as a director. Mr. Woodard was named to the Board’s Nuclear Oversight Committee and Public Policy Committee. Mr. Woodard is a retired Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc., a subsidiary of The Southern Company, which is a utility holding company. Mr. Woodard has previously served as an independent advisor to Ameren’s Board of Directors and to the Board’s Nuclear Oversight Committee for which he received fees of $139,300 in 2005 and $125,200 in 2006. Mr. Woodard was also reimbursed for expenses of $10,400 in 2005 and $11,020 in 2006. Mr. Woodard is no longer engaged as an independent advisor to Ameren’s Board or to the Board’s Nuclear Oversight Committee. Mr. Woodard had no other reportable business relationship with Ameren and its subsidiaries in 2005 and 2006 or any currently proposed business relationship that is required to be reported under Item 404(a) of SEC Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date: August 31, 2006

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